Exhibit 99.1
News Release

Hi-Crush Inc. Initiates $25 Million Stock Repurchase Program

HOUSTON, June 10, 2019 - Hi-Crush Inc. (NYSE: HCR), "Hi-Crush" or the "Company", today announced that the Board of Directors has approved a stock repurchase program of up to $25 million, effective immediately and authorized through June 30, 2020.

"The Board authorized repurchase program and the recent purchases of shares by management reflect ongoing confidence in our strategy and strength of our balance sheet, and represents nearly 15% of our outstanding shares at last week’s closing price," said Robert E. Rasmus, Chairman and Chief Executive Officer of Hi-Crush. "We are committed to executing the program, and current prices and valuations provide an attractive basis for repurchase."

The Company has no restrictions with regard to stock repurchases under its senior secured revolving credit facility (the "ABL Facility") and Senior Notes due 2026. The repurchase program does not obligate the Company to repurchase any specific dollar amount or number of shares, and may be suspended, modified or discontinued by the Board of Directors at any time, in its sole discretion and without notice.

Liquidity

As of June 7, 2019, Hi-Crush had $53.7 million of cash and $55.0 million in available borrowing capacity under the ABL Facility, resulting in total liquidity of $108.7 million. As of June 7, 2019, the Company had no borrowings under the ABL Facility, and was in compliance with the terms and conditions under all credit agreements.

"Our balance sheet remains very well-positioned to support ongoing strategic and accretive initiatives, including returning capital to our shareholders through the stock repurchase program, while maintaining strong liquidity and financial flexibility," said Laura C. Fulton, Chief Financial Officer of Hi-Crush. "We continue to benefit from the proactive actions we took last year to further strengthen our balance sheet, including having no maintenance covenants in our debt agreements and no maturities until 2026. The repurchase program will be funded from existing cash generated from the business, potential reductions in our capex spending and future free cash flow."

Outlook and Operational Update

The Company reiterated its guidance for quarterly sales volumes in the range of 2.5 to 2.7 million tons in the second quarter of 2019. The Company currently has 15 PropStream® and Pronghorn Logistics container crews operating throughout major U.S. basins and 8 silo systems and top-fill conveyor systems deployed in the Permian and Marcellus/Utica shale basins.

About Hi-Crush

Hi-Crush is a fully integrated, strategic provider of technology and logistics solutions in the proppant market to the North American petroleum industry. Our integrated suite of offerings, including PropDispatch trucking software, range of equipment solutions for wellsite storage and delivery, and owned and operated terminals and frac sand mining facilities, as well as third party sources for proppant, provides customers with mine-to-wellsite logistics solutions in all major oil and gas basins in the United States. Our PropStream and Pronghorn Logistics service brands, offering both silo- and container-based wellsite delivery and storage systems, provide the highest level of flexibility, safety and efficiency in managing the full scope and value of the proppant supply chain. Visit HiCrush.com.

Forward-Looking Statements

Some of the information in this news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements give our current expectations, and contain projections of results of operations or of financial condition, or forecasts of future events. Words such as "may," "should," "assume," "forecast," "position," "predict," "strategy," "expect," "intend," "hope," "plan," "estimate," "anticipate," "could," "believe," "project," "budget," "potential," "likely," or "continue," and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Hi-Crush’s reports filed with the SEC, including those described under Item 1A of Hi-Crush’s Form 10-K for the year ended December 31, 2018 and any subsequently filed 10-Q. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the risk factors in our reports filed with the SEC or the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward looking statements include: the volume of frac sand we are able to sell; the price at which we are able to sell frac sand; the outcome of any pending litigation, claims or assessments, including unasserted claims; changes in the price and availability of natural gas or electricity; changes in prevailing economic conditions; and difficulty collecting receivables. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Hi-Crush’s forward-looking statements speak only as of the date made and Hi-Crush undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor contact:
Caldwell Bailey, Lead Investor Relations Analyst
Marc Silverberg, ICR
ir@hicrush.com
(713) 980-6270